UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 16(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 16, 2007 (January 10, 2007)

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	16317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On January 10, 2007, Roger J. Heinen, Jr. notified the Nominating and Corporate Governance Committee of the Board of Directors of ANSYS, Inc. (the “Company”) of his decision not to stand for re-election as a director when his current term expires at the Company’s 2007 Annual Meeting of Stockholders to be held in May 2007. Mr. Heinen also informed the Committee that he has decided not to stand for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr Heinen has been a director of the Company since 1995. The Board of Directors would like to take this opportunity to express its gratitude and appreciation to Mr. Heinen for his many contributions to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, INC.

Date: January 16, 2007	By:	/s/ SHEILA S. DINARDO
Vice President, General Counsel and Secretary